UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2022

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

WeWork c/o GBS Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBS	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 4, 2022, GBS Inc. (the “Company”) acquired Intelligent Fingerprinting Limited, a company registered in England and Wales (“IFP”), pursuant to which, among other things, the Company entered into the definitive agreements described below (the “Acquisition”).

Share Exchange Agreement

In connection with the Acquisition, on October 4, 2022, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with IFP, the holders of all of the issued shares in the capital of IFP (collectively, the “Sellers”) and the “Sellers’ Representatives” named therein (the “Sellers’ Representatives”).

Pursuant to the Share Exchange Agreement, among other things, the Company acquired from the Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued and sold to the Sellers upon the closing of the Acquisition (the “Closing”) an aggregate number of (i) 2,963,091 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) 2,363,003 shares of the Company’s series C convertible preferred stock, par value $0.01 per share (the “Preferred Stock”). Up to an additional 1,649,273 shares of Preferred Stock have been reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Preferred Stock, representing approximately 10% of the total Acquisition consideration, that are being held back from the Sellers for one year after the Closing to secure potential indemnification claims by the Company against the Sellers and (ii) 1,149,273 shares of Preferred Stock to certain lenders to IFP (the “Lenders”) who may, at each such Lender’s respective option, convert such Lender’s respective loans to IFP into shares of Preferred Stock, contingent upon approval of the Company’s stockholders of the conversion of Preferred Stock into Common Stock, as described below (the “Lender Preferred Shares”). Each Preferred Share would be convertible into three shares of Common Stock, contingent upon approval by the Company’s stockholders.

Also pursuant to the Share Exchange Agreement, the Company has an obligation to provide IFP with cash in an amount such that IFP is able to pay cash payments to certain current and former United Kingdom and United States-based employees and directors (the “IFP Bonus Recipients”), in aggregate amounts of £239,707 and $83,043, respectively (the “Cash Bonuses”), plus any applicable employer’s National Insurance contributions. The Cash Bonuses are being paid to the IFP Bonus Recipients in two equal instalments, with the first payment made immediately following the Closing and the second payment to be made on the six-month anniversary of such date.

Also pursuant to the Share Exchange Agreement, the Company has agreed to make available to the employees of IFP (the “IFP Employees”) a Company stock option plan in form and substance satisfactory to the Company in relation to up to 1,000,000 shares Common Stock following the Closing on the basis that an equal number of Company stock options will be granted to the IFP Employees and Company employees up to an aggregate amount of 2,000,000 Company stock options.

Each of the Company, IFP and the Sellers made certain customary representations and warranties and agreed to certain covenants in the Share Exchange Agreement.

Certificate of Designation for Series C Convertible Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on October 4, 2022, as further described below (the “Certificate of Designation”).

Each share of Preferred Stock (other than the Lender Preferred Shares) would automatically convert into Common Stock upon approval of the Company’s stockholders of the conversion of Preferred Stock into Common Stock, and each Lender Preferred Share would convert into Common Stock at the option of the applicable holder of such Lender Preferred Shares following approval of the Company’s stockholders of the conversion of Preferred Stock into Common Stock. In the event Company stockholder approval is not received, the Preferred Stock would remain outstanding and not convert into Common Stock. The number of shares of Common Stock into which the Preferred Stock is convertible is subject to adjustment in the case of any stock dividend, stock split, combinations or other similar recapitalization with respect to the Common Stock. The Preferred Stock does not have any voting rights (other than as required by law) and does not carry dividends or a liquidation preference.

Proxy Statement and Company Stockholders’ Meeting

Pursuant to the Share Exchange Agreement, the Company must file as soon as reasonably practicable a preliminary proxy statement with respect to holding an annual or special meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) with respect to the approval of the conversion of the Preferred Stock into Common Stock in accordance with the Certificate of Designation (the “Company Stockholder Approval Matters”). Following the clearance of the proxy statement by the SEC, the Company is required as promptly as reasonably practicable after the Company is informed by the Securities and Exchange Commission of such clearance to mail the proxy statement and call the Company Stockholders’ Meeting.

The terms of the Share Exchange Agreement also require the board of directors of the Company (the “Board”), provided that nothing in the Share Exchange Agreement shall limit or restrict any director of Company from fulfilling his or her fiduciary duties or powers as members of the Board, to (i) recommend to the Company’s stockholders that they approve the Company Stockholder Approval Matters and (ii) use commercially reasonable efforts to solicit from the Company’s stockholders proxies in favor of the Company Stockholder Approval Matters.

Registration Rights Agreement

Concurrently with the Acquisition, the Company and the Sellers entered into separate registration rights agreements granting the Sellers customary registration rights with respect to the shares of Common Stock and Preferred Stock acquired by the Sellers from the Company in the Acquisition.

Investors’ Rights Agreement

Concurrently with the Acquisition, the Company and each of The Ma-Ran Foundation and The Gary W. Rollins Foundation, each of which is also a Seller (together, the “Investors”), entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), pursuant to which, among other things, the Investors received, subject to satisfaction of certain specified minimum securities holding requirements in the Company, certain governance rights effective as of the Closing, including the right to designate up to two directors to the Company’s board of directors and certain approval rights with respect to actions taken by the Company.

Voting Agreements

Concurrently with the Acquisition, the Company and the Sellers entered into a voting agreement (the “Sellers Voting Agreement”) pursuant to which, among other things, each Seller has agreed to vote such Seller’s respective shares of Common Stock until the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023, in favor of (i) each proposal contained in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2022, (ii) any proposal presented to the stockholders which is expressly contemplated by the Share Exchange Agreement, including, for the avoidance of doubt, a proposal to adopt a stock option plan in accordance with the terms set out in Section 6.9(c) of the Share Exchange Agreement, (iii) any proposal presented to the stockholders with a unanimous Board’s recommendation to vote in favor of such proposal that has the primary intent of taking one or more actions that would be necessary or advisable for the Company to remain in compliance with the applicable listing requirements of the Nasdaq Stock Market, including, for the avoidance of doubt, any reverse stock split, and (iv) any proposal to adjourn or postpone any meeting of the Company’s stockholders at which any of the foregoing matters requiring such Stockholder’s approval are submitted for consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring stockholders’ approval.

In addition, the Company, the Sellers’ Representatives and the officers and directors of the Company who owned shares of Common Stock at the time of the Closing entered into separate voting agreements pursuant to which, among other things, such officers and directors of the Company agreed to vote their respective shares of Common Stock in favor of the approval of the conversion of the Preferred Stock into Common Stock in accordance with the Certificate of Designation until the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023 (the “Company Voting Agreements”) (the “Company-IFP Loan Agreement”).

Loan Agreements

Effective contemporaneously with the Closing, the Company entered into an amendment to the bridge facility agreement between the Company and IFP, dated as of June 16, 2022, pursuant to which, among other things, the $500,000 loan from the Company to IFP pursuant thereto will remain outstanding following the date of the Closing until the second anniversary of the date of the Closing.

In addition, the Company entered into various loan agreements in the aggregate amount of £1,254,270.26, including accrued interest, pursuant to which IFP is the borrower and the Company became a guarantor of IFP’s obligations thereunder (the “IFP Loan Agreements” and, together with the Company-IFP Loan Agreement, the “Loan Agreements”). Under the Loan Agreements, the loans thereunder will remain outstanding following the Closing and (x) the loans and certain accrued interest will convert into shares of IFP, which shares of IFP may be immediately transferred to the Company in exchange for shares of Common Stock and Preferred Stock (as set forth in the Share Exchange Agreement) following approval of the Company Stockholder Approval Matters or (y) the loans and certain accrued interest will become repayable on the second anniversary of the date of the Closing. The loans bear interest at 17% per annum on a compounded basis, increasing to 22% per annum on a compounded basis with effect from the date that falls 12 months following the date of the Closing, if the Company Stockholder Approval Matters have not been approved by the Company’s stockholders by such date. The IFP Loan Agreements provide for customary affirmative and negative covenants and events of default.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Share Exchange Agreement, the Certificate of Designation, the Investors’ Rights Agreement, the Registration Rights Agreements, the Sellers Voting Agreement, the Company Voting Agreement and the Loan Agreements, which are attached to this report as Exhibits 2.1 and 3.1 and Exhibits 10.1 through 10.13, respectively, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K under the heading “Loan Agreements” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 3.02. The issuances of the shares of Common Stock and Preferred Stock pursuant to the Share Exchange Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 901 promulgated thereunder with respect to individuals who reside outside of the United States.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Pursuant to the Investors’ Rights Agreement, the Board increased its size from five to seven members, and each of Jason Isenberg and David Jenkins, each being designee of the Investors under the Investors’ Rights Agreement, was appointed as a member of the Board.

Each of Mr. Isenberg and Mr. Jenkins shall be entitled to participate in and receive the compensation provided by the Board to all non-employee directors of the Company pursuant to such compensation programs as in effect from time to time for directors of the Company. The Company’s non-employee director compensation arrangements are described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2022.

Except as described in this Current Report on Form 8-K, there are no transactions between either Mr. Isenberg or Mr. Jenkins, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

Each of Mr. Isenberg and Mr. Jenkins will enter into a separate indemnification agreement with the Company requiring the Company to indemnify each of Mr. Isenberg and Mr. Jenkins to the fullest extent permitted under Delaware law with respect to his respective service as a director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On October 4, 2022, the Company issued a press release announcing the Acquisition. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

No.	Description
2.1	Share Exchange Agreement, dated as of October 4, 2022, by and among
3.1	Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company, dated October 4, 2022, filed with the Secretary of State of Delaware on October 4, 2022.
10.1	Investors’ Rights Agreement, dated as of October 4, 2022, by and among the Company, The Ma-Ran Foundation, The Gary W. Rollins Foundation and Jason Isenberg, as the RFA Sellers’ Representative.
10.2	Registration Rights Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein.
10.3	Registration Rights Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein.
10.4	Voting Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein.
10.5	Form of Voting Agreement, dated as of October 4, 2022, by and among the Company, the Sellers’ Representatives’ named therein and each of Spiro Sakiris, Harry Simeonides and Christopher Towers.
10.6	Extension Agreement, dated as of October 4, 2022, to Bridge Facility Agreement, dated as of June 16, 2022, between the Company and Intelligent Fingerprinting Limited
10.7	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Karin Briden and the Company
10.8	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Debra Coffey and the Company
10.9	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Thomas Johnson and the Company
10.10	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, The Ma-Ran Foundation, The Gary W. Rollins Foundation and the Company
10.11	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, John Polden and the Company
10.12	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Sennett Kirk III and the Company
10.13	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Sennett Kirk III Exempt Trust and the Company
99.1	Press Release, dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2022
GBS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer